CERTIFICATION OF PERIODIC REPORT



     We, Paul McClory, Chairman, President, and Michael Davenhill, Chief Accounting Officer of Naturol Holdings Ltd. (the "Company"), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that with respect to the Annual Report on Form 10-KSB of the Company for the period ended December 31, 2001, (the "Report") that we have reviewed the Report and to the best of our knowledge,

1.   The Report does not contain any material misstatements or omissions;

2. The financial statements and other financial information included in the Report fairly represent in all material respects the Company's financial condition and results of operations;

3. The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

4. The information contained in the report fairly presents, in all material respects, the company's financial condition and results of operations.

Dated:  August  20, 2002


                              /s/ Paul McClory
                              Paul McClory
                              Chairman, President


                              /s/ Michael Davenhill
                              Michael Davenhill
                              Chief Financial Officer